Consent of Independent Auditors

     We consent to the reference to our firm under the caption "Experts" and in the section entitled "Selected Historical Financial Data" and to the use of our report dated April 23, 1999, in Amendment No. 3 of the Registration Statement (Form S-4 No. 333-90829) and related Prospectus of Middle American Tissue Inc.


                                                     /s/ Ernst & Young LLP

San Francisco, California
March 7, 2000